SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                           FORM 8-K/A

                         AMENDMENT NO. 1

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (date of earliest event reported)    May 1, 1996


                  PEDIATRIX MEDICAL GROUP, INC.
     (Exact name of registrant as specified in its charter)


                             Florida
         (State or other jurisdiction of incorporation)


         0-26762                           65-0271219
_________________________         _____________________________
(Commission File Number)          (IRS Employer Identification
                                              No.)


                      1455 Northpark Drive
                     Ft. Lauderdale, Florida           33326
                      (Address of principal       (Zip Code)
                     executive offices)

Registrant's telephone number, including area code   (954) 384-0175




  (Former name or former address, if changed since last report)













ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On May 1, 1996, Pediatrix Acquisition Corp., a Colorado corporation ("PAC"), which is a separate legal entity that contracts with Pediatrix Medical Group, Inc., a Florida corporation (the "Registrant"), acquired all of the outstanding capital stock of Rocky Mountain Neonatology, P.C., a Colorado professional corporation ("RMN"), pursuant to a merger of PAC with and into RMN (the "Merger"). Pursuant to the Merger, the shareholders of RMN received an aggregate cash payment of $7.2 million for their shares of capital stock of RMN. The amount of consideration paid for the stock of RMN was determined through arms' length negotiations among representatives of the Registrant and RMN. The foregoing summary is qualified in its entirety by the copy of the Agreement and Plan of Merger attached hereto as an exhibit.

        The source of the consideration paid to the shareholders of RMN was a portion of the proceeds from the Registrant's initial public offering completed in September 1995.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

        (A)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED*

               Audited financial statements of RMN as of and for the year ended December 31, 1995.*

        (B)    PRO FORMA FINANCIAL INFORMATION*

               *The financial information required by this Form 8-K/A has been previously reported (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) by the Registrant in a Registration Statement on Form S-1, Registration No. 333-07125, filed with the Commission on June 28, 1996.

        (C)    EXHIBITS

                2.1 Agreement and Plan of Merger, dated May 1,
                    1996, among PAC, RMN and the shareholders of RMN**

___________________

**Previously filed









                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PEDIATRIX MEDICAL GROUP, INC.


Dated:   July 8, 1996              By: /s/ Lawrence M. Mullen
                                     Lawrence M. Mullen
                                     Chief Financial Officer